Exhibit 10.22

270 Brannan Street
San Francisco, CA 94107

Summary of Amendment to Employment Offer Letters between the Registrant and certain Executive Officers

As of November 29, 2021, our then current executive officers (other than our interim Chief Executive Officer) were eligible for certain severance payments and benefits in the event of a termination of their employment by the Company without cause if such termination occurred outside of the Change in Control Protection Period (as defined below). Effective November 30, 2021, the Company increased the amount of severance payable to our then current executive officers (other than our interim Chief Executive Officer) upon such a termination if it occurs on or before the 12-month anniversary of the start date of the first new (non-interim) Chief Executive Officer, as follows: (1) the portion of the executive officer's lump sum severance payment equal to six months of then-current base salary increased from six to twelve months; (2) payment by the Company for up to six months of the executive officer's COBRA premiums, or a lump sum payment of $12,000 in lieu thereof under specified circumstances, increased to twelve months and $24,000, respectively; and (3) the six months of accelerated vesting of the executive officer's outstanding equity awards increased to twelve months. In addition, as of November 29, 2021, our current executive officers (other than our interim Chief Executive Officer), were eligible for certain severance payments and benefits in the event of the termination of their employment by the Company without cause or by the executive officer for good reason, in each case during the period that is (1) within three months after the signing of a definitive agreement that ultimately results in a Company change in control or (2) within eighteen months after a Company change in control (such period, the "Change in Control Protection Period"). Effective November 30, 2021, the Company amended such Change in Control Protection Period for our then current executive officers (other than our interim Chief Executive Officer) to be the six-month period preceding through the eighteen-month period following a Company change in control.